EXHIBIT 10.19

People’s Bank Amended and Restated Deferred Compensation Plan for Directors

PEOPLE’S BANK

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN FOR DIRECTORS

1. Purpose of the Plan.

The purpose of the Amended and Restated Deferred Compensation Plan for Directors (the “Plan”) is to provide a procedure whereby a member of the Board of Directors (the “Board”) of People’s Bank or its successor or assigns (the “Bank”) may defer the payment of all or a specified part of the fees payable to him or her for services as a director of the Bank (including fees payable for services as a member of the Executive Committee or other committee of such Board). For purposes of this Plan, the term “Director” means any member of the Board other than (i) an employee of the Bank or any corporation or other entity in which the Bank or People’s Mutual Holdings, a mutual holding company organized pursuant to the Banking Law of Connecticut or its successor or assigns (the “Parent”) owns directly or indirectly through one or more other such entities at least fifty percent (50%) of the total combined voting power of all classes of stock (ii) or an honorary, advisory or emeritus member of the Board.

2. Election to Defer.

A Director may elect, on or before December 31 of any year, to defer payment of all or a specified part of all fees payable to him for services as a Director during the calendar year following such election and during succeeding calendar years until the earlier of the date on which such Director (i) ceases to be a Director or (ii) terminates his election to defer payment of fees in accordance with the provisions of paragraph 6 hereof. Any person who shall become a Director during any calendar year, and who was not a Director on the preceding December 31, may elect, before his term as a Director begins, to defer payment of all or a specified part of such fees for the remainder of such calendar year and for succeeding calendar years. Any such election shall be made by written notice given to the Committee.

3. Director’s Credits.

All deferred fees shall be held as part of the general funds of the Bank, but the amounts so deferred shall be credited by the Bank as an item of its indebtedness to the Director deferring such fee. On the first day of each quarter, there shall be added to such indebtedness calculated on the basis of the balance of such indebtedness on the first day of each month of the preceding quarter, interest at the prime rate of Morgan Guaranty Trust Company of New York (i.e., the rate of interest charged by that bank for loans to its most creditworthy customers) in effect on the first day of each such month. Each Director shall be fully vested at all times in the deferred fees and interest credited to him under the terms of this Plan.

4. Payment of Deferred Amounts

(a) The aggregate amount of deferred fees, together with interest accrued thereon, credited to a Director hereunder shall be paid in a lump sum or, if such Director elects, in substantially equal annual or quarterly installments over a period of years specified by such Director, subject to approval by the Committee. Such election must be made by written notice given to the Committee upon the Director first electing to defer payment of fees hereunder or, after having terminated such election to defer, again electing to defer payment of fees hereunder. Except as otherwise provided in the last sentence of this subparagraph (a), the first installment (or the lump sum payment) shall be paid promptly on or following the date on which the Director ceases to be a Director or such later date as the Director may elect, subject to approval by the Committee. Any such election of such a later date shall be made at the same time and in the same manner as the installment payment election provided for hereunder. Such first installment (or lump sum payment) shall be based on the total indebtedness, including interest through the date of the first payment. Any subsequent installments shall be paid promptly at the beginning of each such succeeding calendar year or quarter as the case may be until the entire amount shall have been paid. During the period of any deferral, the balance of the funds owed to such former Director shall be credited with interest in accordance with the provisions set forth in paragraph 3 as they would be applicable to a Director who continued to serve as Director. All interest accrued during a calendar year or quarter as the case may be during which an election to receive benefits in installments is in effect shall be added to the installment payable for the next subsequent year or quarter as the case may be. The Committee may, in its discretion, determine to defer payment or commencement of payment of amounts credited under this Plan to a former Director until such former Director ceases to receive compensation (other than pursuant to this Plan or any other retirement or deferred compensation plan) for service in any capacity to the Bank, its Parent or any other entity described in paragraph 1 of this Plan.

(b) Notwithstanding any other provision of this Plan to the contrary, the Committee may in its complete discretion permit a Director to elect to change the written election on file with the Bank as to the period over which payment is to be made, the payment commencement date, or both. Any such election to change shall be made in writing and given to the Committee at such time as the Committee may require, provided, however, that in no event may a Director elect to receive or commence to receive payment prior to the date on which the Director ceases to be a Director. In the event a Director ceases to be a Director within the two year period following the date such Director has changed an election as to installment payments or a payment date or both, such change in election shall be null and void, and the amount to which such Director is entitled hereunder shall be paid in accordance with such Director’s initial election.

(c) In the event of a Change in Control as defined in subparagraph (d) hereof, and notwithstanding any other provision of this Plan, the aggregate amount of deferred fees, together with interest accrued thereon, credited to each Director hereunder as of the date of such Change in Control shall be paid to such Director in a lump sum. Such payment shall be made as soon as practicable after such Change in Control but in no event later than five (5) business days thereafter.

(d) For purposes of this Plan, the term “Change in Control” shall mean the occurrence of any of the following:

(i) The Board or the Parent shall approve (A) a merger or consolidation (or series of mergers and consolidations) of the Bank or the Parent with any other corporation other than (1) a merger or consolidation (or series of mergers and consolidations) which would result in the voting stock (as described in paragraph (ii) of this subparagraph) of the Bank or its Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 80% percent of the combined voting power of the voting stock of the Bank (or such surviving entity) outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Bank or its Parent (or similar transaction) in which no “person” (as defined in paragraph (ii) of this subparagraph) acquires more than 20% of the combined voting power of the then outstanding securities of the Bank or its Parent, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Bank or its Parent, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Bank.

(ii) Any person (as such term is defined in Section 3(a)(9) and Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), corporation, or other entity (other than the Bank, its Parent, or any benefit plan, including, but not limited to, any employee stock ownership plan, sponsored by the Bank, its Parent, or any subsidiary) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 20 percent or more of the combined voting power of the then outstanding securities of Bank or its Parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire such securities); or

(iii) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the entire board of directors of the Bank or its Parent, and any new director (excluding a director designated by a person who has entered into an agreement with the Bank or its Parent to effect a transaction described in paragraph (i) or (ii) of this subparagraph) whose election by the board or nomination for election by the stockholders of the Bank or its Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute a majority thereof.

5. Payment in Event of Director’s Death.

(a) In the event of the death of a Director or former Director prior to commencement of payment to such Director under the terms of this Plan, an amount equal to the total indebtedness owed to such Director hereunder shall be paid in (i) a lump sum, or, (ii) if the Director so elects, in substantially equal annual or quarterly installments over a period of years specified by such Director, subject to approval by the Committee, to such Director’s beneficiary determined in accordance with subparagraph (b) of this paragraph 5 as soon as practicable following such Director’s death. Such amount shall include interest accrued hereunder to the date of payment. The election provided for in this subparagraph (a) shall be made in writing and given to the Committee at the same time as the payment election is given pursuant to paragraph 4 hereof, in such form as the Committee may require. In the event of the death of a former Director while receiving installment payments of the indebtedness owed to him under this Plan, such installments shall continue to be paid to such Director’s beneficiary determined in accordance with subparagraph (b) of this paragraph 5 for the remainder of the payment period. During any period of installment payments, interest shall be credited in the manner provided in subparagraph (b) of Paragraph 4 hereof.

(b) Each Director may, at any time, designate one or more beneficiaries to receive the amounts owed to him in the event of his death prior to all of such amounts being paid to him. Such designation of beneficiary shall become effective when received by the President or the Treasurer of the Bank or any other employee of the Bank to whom the President or Treasurer delegates such authority. Such designation shall be on a form provided by or otherwise approved by the Committee. In the event of the death of a Director either prior to designating a beneficiary pursuant to this subparagraph (b) or concurrent with or after the death of such beneficiary, or in the event of such beneficiary’s death before he is paid all of the indebtedness owed to him as a result of the Director’s death, including interest computed to the date of such beneficiary’s death, such amounts shall be paid to the estate of the later to die of the Director or his beneficiary provided that in the event in the designation of his beneficiary the Director specified any survival period, no amounts shall be paid to such beneficiary’s estate unless he or she survives such survival period; and further provided that in the event the Director provides for a contingent beneficiary, and such contingent beneficiary is surviving at the time, of the later of the death of the Director or the expiration of any survival period, but the primary beneficiary is not then living, such amounts shall be paid to such contingent beneficiary. A Director may designate a trust as a beneficiary.

6. Termination of Election.

A Director may terminate his election to defer payment of fees by written notice given to the Committee. Any termination shall become effective as of the date on which notice of termination is given with respect to fees payable for future services as a Director. Amounts credited in favor of such Director prior to the effective date of termination shall not be affected thereby and shall be paid only in accordance with paragraph 4 or, if applicable, paragraph 5 above, and shall be credited with interest in accordance with paragraph 3 above.

7. Nonassignability.

The Plan is designed to provide payment of the indebtedness owed hereunder solely to the Director and, in the event of the Director’s death, such Director’s beneficiary. No rights to receive payments of the indebtedness owed hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by voluntary action or operation of law. No such benefit prior to the receipt thereof pursuant to the provisions to this Plan shall be in any manner subject to the debts, contracts, liabilities, engagements or torts of any Director or his beneficiary.

8. Amendment, Modification and Termination

(a) Subject to the terms of subparagraph (b) of this paragraph, the Board at any time may terminate or in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall (i) reduce the amounts credited to any Director or former Director without his or her consent or, (ii) alter any election already in effect as of April 17,1997, with respect to a Director or former Director for services rendered prior to such date without his or her consent. Upon termination of the Plan, the total amounts credited to each Director shall be paid in accordance with the terms of paragraph 4. hereof.

(b) Any amendment to or modification of the terms of subparagraph (c) or (d) of paragraph 4. hereof shall become effective only with approval of 65% of the Directors, former Directors and beneficiaries of deceased Directors or former Directors who are credited with amounts under this Plan or to whom outstanding indebtedness is owed under the terms of this Plan; provided, however, that in the event there is more than one such beneficiary with respect to any individual deceased Director or former Director, such beneficiaries shall have a single vote which shall be cast as determined by a majority in interest of all beneficiaries of such deceased Director or former Director.

9. Miscellaneous.

(a) The Plan shall be administered by the Human Resources Committee of the Board, and all references in this Plan to “Committee” shall refer to such Human Resources Committee. The decision of such Committee with respect to any questions arising as to the interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Committee may, in its discretion, allocate responsibilities hereunder among one or more of its members and may delegate responsibilities to any person or persons selected by it. No member of the Committee shall participate in any exercise of discretion or authority under this Plan by the Committee with respect to the determination of or payment of amounts credited hereunder to or for such member.

(b) This Plan shall be governed by the laws of the State of Connecticut, to the extent not preempted by federal law.

(c) It is intended that the Plan be and remain a bona fide deferred compensation plan for purposes of Part 359 of Federal Deposit Insurance Corporation (“FDIC”) Rules as defined by provisions of FDIC Rule §359. l(d) and the terms of the Plan shall be so construed in the event of any ambiguity.

(d) No promise hereunder shall be secured by any specific assets of the Bank, nor shall any assets of the Bank be designated as attributable or allocated to the satisfaction of such promises. Directors and beneficiaries shall have no rights under the Plan other than as unsecured general creditors of the Bank. Any and all amounts payable under this Plan shall be paid from the general assets of the Bank.

(e) No amounts owed hereunder shall be deemed a deposit, checking or savings account.

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